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                                                       EXHIBIT 21





                      List of Subsidiaries of Registrant
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St. Charles Associates Limited Partnership, a Maryland limited partnership

Interstate General Properties Limited Partnership S.E., a Maryland limited partnership

Astoria Inc., a Pennsylvania corporation

Brandywine Investment Associates Limited Partnership, a Maryland limited partnership

Interstate Acceptance Corporation I, a Delaware corporation

Maryland Cable Limited Partnership, a Maryland limited partnership

Crossland Associates Limited Partnership, a Maryland limited partnership

Wakefield Third Age Associates Limited Partnership, a Maryland limited partnership

Wakefield Terrace Associates Limited Partnership, a Maryland limited partnership

Headen House Associates Limited Partnership, a Maryland limited partnership

Palmer Apartments Associates Limited Partnership, a Maryland limited partnership

Huntington Associates Limited Partnership, a Maryland limited partnership

Essex Apartments Associates, a Virginia limited partnership

Bannister Associates Limited Partnership, a Maryland limited partnership

Rio Piedras Associates Limited Partnership, a New York limited partnership

Piedras Americas Limited Partnership, a New York limited partnership

Monacillos Associates Limited Partnership, an Illinois limited partnership

Las Lomas Associates Limited Partnership, an Illinois limited partnership

San Anton Associates Limited Partnership, a Massachusetts limited partnership

Monte de Oro Associates Limited Partnership, a Maryland limited partnership

Interstate General Realty, Inc., a Delaware corporation

New Center Associates Limited Partnership, a Maryland limited partnership

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Monserrate Associates Limited Partnership, a Maryland limited partnership

Carolina Associates Limited Partnership, a Maryland limited partnership

Alturas del Senorial Associates Limited Partnership, a Maryland limited partnership

Jardines de Camparra Associates Limited Partnership, a Maryland limited partnership

Colinas de San Juan Associates Limited Partnership, a Maryland limited partnership

Bayamon Gardens Associates Limited Partnership, a Maryland limited partnership

Turabo Limited Dividend Partnership, a Massachusetts limited partnership

Valle del Sol Limited Partnership, a Maryland limited partnership

Lancaster Apartments Limited Partnership, a Maryland limited partnership

Chastleton Apartments Associates, a District of Columbia limited partnership

Fox Chase Apartments General Partnership, a Virginia general partnership

New Forest Apartments General Partnership, a Maryland general partnership

Coachman's Limited Partnership, a Maryland limited partnership

Housing Development Associates S.E., a Puerto Rico partnership

Land Development Associates S.E., a Puerto Rico partnership

Interstate Waste Technologies, Inc., a Delaware corporation

Brookside Gardens Limited Partnership, a Maryland limited partnership

IWT Freehold, Inc., a Delaware corporation

IWT Bridgeport, Inc., a Delaware corporation

Sports Realty, Inc., a Delaware corporation

Virginia Jockey Club, Inc., a Virginia corporation

Equus Gaming Company, a Virginia general partnership

Darby Station Apartments Limited Partnership, a Maryland limited partnership

American Family Homes, Inc., a Delaware corporation

Equus Management Corporation, a Delaware corporation

Lakeside Apartments Limited Partnership, a Maryland limited partnership